Exhibit 4.8

Execution Version

STARCLOUD MEDIA CO., LIMITED

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

July 28, 2010

STARCLOUD MEDIA CO., LIMITED

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

This Fourth Amended and Restated Voting Agreement (this “Agreement”) is made and entered into as of July 28, 2010, by and among:

(1) StarCloud Media Co., Limited, a company incorporated under the British Virgin Islands International Business Companies Act, 1984 and re-registered under the British Virgin Islands Business Companies Act, 2004 as a business company limited by shares in the British Virgin Islands (the “Company”);

(2) Each of the entities listed on Schedule A hereto (the “Series A Investor”);

(3) Each of the entities listed on Schedule B hereto (the “Series B Investor”);

(4) Each of entities listed on Schedule C hereto (the “Series C Investor”);

(5) Each of the entities listed on Schedule D hereto (the “Series D Investor”);

(6) Each of the entities listed on Schedule E hereto (the “Series E Investor”; together with the Series A Investor, the Series B Investors, the Series C Investors, and the Series D Investors, the “Investors” and each an “Investor”); and

(7) Each of the entities (each an “Ordinary Shareholder” and collectively, the “Ordinary Shareholders”) and each of the individuals (each a “Founder” and collectively, the “Founders”) listed on Schedule F hereto. The Investors and the Ordinary Shareholders are collectively referred to herein as the “Shareholders”.

RECITALS

A. The Ordinary Shareholders currently own Ordinary Shares of the Company (the “Ordinary Shares”).

B. The Company has previously issued to the Series A Investor Series A Preferred Shares of the Company (the “Series A Shares”) pursuant to that certain Share Subscription Agreement, dated December 20, 2005, by and among the Company, the Series A Investor and certain other parties thereto.

C. The Company has also previously issued to the Series B Investors Series B Preferred Shares of the Company (the “Series B Shares”) pursuant to that certain Series B Preferred Shares Purchase Agreement, dated May 10, 2006, by and among the Company, the Series B Investors and certain other parties thereto.

D. The Company has also previously issued to the Series C Investors Series C Preferred Shares of the Company (the “Series C Shares”) pursuant to that certain Series C Preferred Shares Purchase Agreement, dated April 13, 2007, by and among the Company, the Series C Investors and certain other parties thereto and that certain Accession Agreement, dated April 29, 2007, by and between the Company and CA-JAIC China Internet Fund.

E. The Company has also previously issued to the Series D Investors Series D Preferred Shares of the Company (the “Series D Shares”) pursuant to that certain Series D Preferred Shares Purchase Agreement, dated March 26, 2008, by and among the Company, the Series D Investors and certain other parties thereto.

F. The Company is issuing to the Series E Investors Series E Preferred Shares of the Company (the “Series E Shares”, and together with the Series A Shares, the Series B Shares, the Series C Shares, and the Series D Shares, the “Preferred Shares”) pursuant to a Series E Preferred Shares Purchase Agreement, dated as of July 16, 2010, by and among the Company, the Series E Investors and certain other parties thereto (the “Series E Purchase Agreement”).

G. The Company’s Seventh Amended and Restated Memorandum of Association (the “Amended Memorandum”) provides that (i) Sennett Investments (as defined below) shall be entitled to elect one (1) director of the Company (the “Sennett Director”), (ii) the GGV Investors (as defined below) shall be entitled to elect one (1) director of the Company (the “GGV Director”), (iii) the Crescent Investors (as defined below) shall be entitled to elect one (1) director of the Company (“Crescent Director”), (iv) the IDG Investors (as defined below) shall be entitled to elect one (1) director of the Company (“IDG Director”), (v) the holders of a majority of the Ordinary Shares shall be entitled to elect two (2) directors of the Company (each an “Ordinary Share Director”), and (vi) one (1) independent director of the Company (the “Independent Director”) may be (a) nominated by the Holders of a majority of the Ordinary Shares, voting as a separate class, and approved by a majority of the Board; or (b) nominated by the Sennett Investments, and approved by a majority of the Board.

H. The parties hereto executed (i) a Voting Agreement on May 10, 2006, in connection with the issuance, sale and purchase of Series B Shares (the “Initial Voting Agreement”); (ii) an Amended and Restated Voting Agreement on April 20, 2007 in connection with the issuance, sale and purchase of Series C Shares (the “First A&R Voting Agreement”); (iii) a Second Amended and Restated Voting Agreement on April 14, 2008 in connection with the initial closing of the issuance, sale and purchase of Series D Shares (the “Second A&R Voting Agreement”); and (iv) a Third Amended and Restated Voting Agreement on June 4, 2008, in connection with the second closing of the issuance, sale and purchase of Series D Shares (the “Third A&R Voting Agreement”; together with the Initial Voting Agreement, the First A&R Voting Agreement, and the Second A&R Voting Agreement, the “Prior Voting Agreements”).

I. To induce the Series E Investors to enter into the Series E Purchase Agreement and purchase Series E Shares thereunder, the parties hereto desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Acquisition Transaction” means any reorganization, consolidation, merger, sale or transfer of the Company’s outstanding shares or similar transaction at arm’s length (other than any sale of shares by the Company for capital raising purposes) in which Shareholders immediately prior to such reorganization, merger or consolidation, sale or transfer of shares or similar transaction owning a majority of the voting power do not (by virtue of their ownership of securities or voting interest of the Company immediately prior to such transaction) beneficially own shares possessing a majority of the voting power of the surviving company or companies or acquiring entity, as the case may be, immediately following such transaction.

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(b) “Affiliated Entity” shall mean in respect of a person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of an Investor, shall include (A) any person who holds Shares as a nominee for such Investor, (B) any shareholder of such Investor, (C) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Investor or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals.

(c) “Board Designee” means any individual who is designated for election to the Company’s Board of Directors pursuant to Section 3 of this Agreement.

(d) “Capital Today Investors” means Capital Today Investment IV Limited and any of its Affiliated Entities.

(e) “Sennett Investments” means Sennett Investments (Mauritius) Pte Ltd.

(f) “Crescent Investors” means Crescent Peak Limited and any of its Affiliated Entities.

(g) “Designator” means any person, entity or group of persons or entities who, at the time in question, have the right to designate any Board Designee or Observer.

(h) “GC Investors” means General Catalyst Group IV, L.P., GC Entrepreneurs Fund IV, L.P. and any of their Affiliated Entities.

(i) “GGV Investors” means GGV II Delaware L.L.C. and any of its Affiliated Entities.

(j) “IDG Investors” means IDG Technology Venture Investment III, L.P., IDG Technology Venture Investment IV, L.P. and any of their Affiliated Entities.

(k) “Investor Group” means Sennett Investments, the GGV Investors, the Crescent Investors, the Capital Today Investors, the GC Investors, the IDG Investors, the JAFCO Investors, the JAIC Investors, the KTB Investors and the Venrock Investors.

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(l) “JAFCO Investors” means JAFCO Asia Technology Fund III and any of its Affiliated Entities.

(m) “JAIC Investors” means CA-JAIC China Internet Fund and any of its Affiliated Entities.

(n) “KTB Investors” means KTB China Optimum Fund and any of its Affiliated Entities.

(o) “Preferred Share Directors” means the Sennett Director, the GGV Director, the Crescent Director, and the IDG Director.

(p) “Sale of Assets” means (i) any sale at arm’s length of all or substantially all of the Company’s assets, properties or business; or (ii) a sale, transfer or a grant of an exclusive, irrevocable license of all or substantially all of the proprietary rights, intellectual property or Material Permits (as defined in the Series E Purchase Agreement) including but not limited to the SARFT Permit (as defined in the Series E Purchase Agreement) owned, or controlled by ownership, contractual rights or otherwise, by the Company to a third party.

(q) “Shareholders’ Agreement” means that certain Fifth Amended and Restated Shareholders’ Agreement, dated as of the date hereof, by and among the Company, the Investors, the Ordinary Shareholders and the Founders, or its successors or replacements.

(r) “Venrock Investors” means Venrock Associates V, L.P., Venrock Partners V, L.P., Venrock Entrepreneurs Fund V, L.P. and any of their Affiliated Entities.

Terms not otherwise defined herein shall have the meaning ascribed to them in the Articles.

2. Agreement to Vote.

(a) Each of the parties hereto agrees to vote all of the shares of the Company now owned or hereafter legally or beneficially acquired by such party (the “Shares”), and attend, in person or by proxy, all meetings of shareholders called for the purpose of electing directors, and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Amended Memorandum.

(b) Grant of Proxy. Upon the failure of any party to this Agreement to vote his/her/its shares of capital stock of the Company in accordance with the terms of this Agreement, such party hereby appoints and constitutes the Company as the attorney and proxy of such party with the full power of substitution and resubstitution, to the full extent of such party’s rights, with respect to all voting capital stock of the Company owned by such shareholder, which proxy (the “Proxy”) shall be irrevocable until this Agreement terminates pursuant to Section 21 hereof or this Agreement is amended to remove such party’s grant of proxy in accordance with Section 24 hereof, to vote all shares of capital stock then held by such party in the manner provided in this Agreement. The parties agree that the Proxy is coupled with an interest.

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3. Designation of Directors. Each of the Shareholders shall vote at any regular or special meeting of Shareholders such number of Shares as may be necessary, or in lieu of any such meeting, shall give such Shareholder’s written consent with respect to such number of Shares as may be necessary, to designate:

(a) as the Sennett Director, the Board Designee nominated by the Sennett Investments.

(b) as the Crescent Director, the Board Designee nominated by the Crescent Investors, the initial Board Designee of whom shall be David Hand;

(c) as GGV Director, the Board Designee nominated by the GGV Investors, the initial Board Designee of whom shall be Hany Mosad Nada;

(d) as IDG Director, the Board Designee nominated by the IDG Investors, the initial Board Designee of whom shall be Zhang Suyang;

(e) as the two (2) Ordinary Share Directors, the Board Designees nominated by the holders of a majority of the then outstanding Ordinary Shares, the initial Board Designees of whom shall be Wang Wei and Lai Yung King; and

(f) as the Independent Director, the Board Designee (i) nominated by the holders of a majority of the then outstanding Ordinary Shares and approved by a majority of the Board of Directors of the Company or (ii) nominated by the Sennett Investments and approved by a majority of the Board of Directors of the Company.

The parties hereby undertake to take all actions necessary or desirable in order to timely effectuate the change to the director designation mechanism pursuant to this Section 3, including without limitation making further amendments to and file and register the Amended Memorandum with the Registry of Corporate Affairs of the British Virgin Islands.

4. Size of the Board of Directors.

(a) During the term of this Agreement, each Shareholder hereto agrees to vote all its Shares to maintain the authorized numbers of members of the Board of Directors of the Company so that the Company’s Board of Directors shall consist of no more or less than seven (7) members, unless approved in a written resolution by (i) the shareholders of the Company in accordance with the Amended Memorandum, and (ii) all the Preferred Share Directors.

(b) Alternate Preferred Director. The Preferred Share Director shall be entitled to designate an alternate, anytime and from time to time, to serve at any meeting of the Board of Directors or of any committee thereto, and such alternate shall be permitted to attend all meetings of the Board of Directors or of any committee thereto and vote on the Preferred Share Director’s behalf.

5. Removal and Filling of Vacancies. At any time from time to time during the term of this Agreement, the Designator may, in its sole discretion:

(a) elect to remove, with or without cause, from the Board of Directors any incumbent Board Designee who occupies a Board seat or any Observer who occupies an Observer seat for which such Designator then is entitled to designate the Board Designee or Observer under Section 3 above and Section 7 below respectively; and/or

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(b) designate a new Board Designee for election to a Board seat or a new Observer for which such Designator is then entitled to designate the Board Designee or Observer under Section 3 above and Section 7 below respectively (whether to replace a prior Board Designee or Observer or to fill a vacancy in such Board seat or Observer seat).

In the event of such removal and/or designation, each Shareholder agrees to vote its Shares as necessary under Section 3 above or Section 7 below to cause the removal from the Board of Directors of any Board Designee so designated for removal by the appropriate Designator and the election to the Board of Directors of any new Board Designee so designated for election to the Board of Directors by the then appropriate Designator.

Neither the Investors nor any officer, director, shareholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the Board Designee(s) of any party hereunder to serve on the Company’s Board of Directors or Observer(s) by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

6. Board of Subsidiaries. At the request of any Designator designating a director of the Company hereunder, the Company agrees that it shall vote all shares of capital stock of each Subsidiary now or hereafter directly or indirectly owned (of record or beneficially) by the Company to cause the Board of Directors, board of managers, supervisory board or similar governing body of such Subsidiary to consist at the time of such request of the same individuals as who constitute the Board of Directors of the Company at such time. For purposes of this Agreement, “Subsidiary” shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity, including without limitation the WFOE (as defined in the Series E Purchase Agreement) and the ICP Company (as defined in the Series E Purchase Agreement).

7. Board Observers. The Company shall permit a representative (an “Observer”) designated by each of the GC Investors, JAFCO Investors, Capital Today Investors, KTB Investors, JAIC Investors, Venrock Investors, and Sennett Investments to attend and speak at all meetings of the Board of Directors of the Company (whether in person, telephonic or other) in a nonvoting observer capacity and to have access to all the information provided to the directors at such meetings, and shall provide to the Observer, concurrently with the directors, and in the same manner, notice and minutes of such meetings and a copy of all materials provided to the directors; provided, that (i) such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided (the “Board Information”), and (ii) the Company shall have the right to withhold any Board Information and to exclude such representative from attending any meeting or portion thereof if access to such Board Information or attendance at such meeting could adversely affect the client-attorney privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative.

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8. Permitted Disclosure of Board Information. Each Board Designee and Observer shall be permitted to disclose Board Information to his or her designating Investor Group and its investment manager or Permitted Disclosees (as defined in the Shareholders’ Agreement) thereof or legal counsel, accountants or representatives for such Investor Group or any Permitted Disclosee thereof, so long as the recipient of such Board Information shall hold such information in accordance with the Shareholders’ Agreement.

9. Waiver. The Company acknowledges that each Investor will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (the “Information”) regarding a wide variety of matters including (i) an Investor’s technologies, plans and services, and plans and strategies relating thereto, (ii) current and future investments an Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by the Preferred Share Directors or Observers. The Company, as a material part of the consideration for this Agreement, agrees that neither the Preferred Share Directors nor any Observer shall have any duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investor’s ability to pursue opportunities based on such Information or that would require any Investor, any representative, any Preferred Share Director or the Observer to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.

10. Insurance and Indemnification. The Company shall procure customary directors and officers insurance for the directors of the Company, covering an amount that is approved by a majority of the Board of Directors of the Company. Notwithstanding anything to the contrary in this Agreement or in the Amended Memorandum, the Company and its Subsidiaries shall, jointly and severally, indemnify and hold harmless each Preferred Share Director and his or her alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Preferred Share Director or his alternate as a result of any act, matter or thing done or omitted to be done by him in good faith in the course of acting as a director or alternate director, as applicable, of the Company or its Subsidiaries, by delivering to such Preferred Share Director or its alternate, at the time of its appointment as a director or an alternate director, an indemnification agreement duly executed by the Company substantially in the form attached as Exhibit G of the Series E Purchase Agreement.

11. Director Expenses . The Company shall reimburse Preferred Share Directors and Observers for all reasonable out-of-pocket expenses incurred in connection with the Board duties and meetings, up to US$10,000 per calendar year per Preferred Share Director or Observer.

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12. Legend on Share Certificates.

(a) Each certificate representing any Shares held by any party to this Agreement shall be endorsed by the Company with a legend in substantially the following form:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

(b) Removal of Legend. At any time after the termination of this Agreement in accordance with Section 21, any holder of a share certificate legended pursuant to Section 12 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

13. Binding Effect. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares. The Company shall not permit the transfer of any of its Shares or update its register of members unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor, as applicable, hereunder.

14. Covenants of the Company. Subject to applicable law, the Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the person(s) entitled to designate a director in order to protect the rights of the parties hereunder against impairment.

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15. Lock-up Agreement. In connection with the initial underwritten public offering of securities of the Company, and in accordance with the provisions of the Shareholders’ Agreement, each Shareholder agrees not to (i) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any interest in Shares or any securities convertible into or exchangeable or exercisable for Shares (including, without limitation any Shares that such holder then holds or thereafter acquires the power of disposition over) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise, whether in privately negotiated or open market transactions, without the consent of the managing underwriters during the 180-day period following the effective date of a registration statement filed in connection with the Company’s initial public offering under the Securities Act of 1933, as amended (the “Securities Act”), and to enter into a lock-up or market standoff agreement or any other separate written agreement with the managing underwriters of such registration to such effect in form and substance satisfactory to the Company and such underwriters. The obligations of each Shareholder under this Section 15 are subject to the following conditions: (a) the lock-up or market standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities (as defined in the Shareholders’ Agreement) actually sold pursuant to such registration statement; (b) such Shareholder is reasonably satisfied that all directors, officers, and holders of one percent (1%) or more of any class of securities of the Company are bound by substantially identical restrictions; (c) the lock-up or market standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Shareholder and each Shareholder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including director, officer, or holder of one percent (1%) or more of any class of securities of the Company subject to such restrictions; and (d) the lock-up or market standoff agreement by its terms permits transfers of Registrable Securities (as defined in the Shareholders’ Agreement) by any Shareholder to any Affiliated Entity of such Shareholder during the restricted period, provided that such Affiliated Entity executes a lock-up or market standoff agreement substantively identical to that signed by the transferring Shareholder. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of said 180-day period. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 15 and shall have the right, power and authority to enforce the provisions hereto as though they were a party hereto.

16. Vendor Sale. To the extent the provisions of Section 3 of the Shareholders’ Agreement do not apply, if shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO (as defined in the Shareholders’ Agreement)) for the account of any shareholder of the Company, each holder of Preferred Shares then outstanding shall have the right to include a pro-rata number of shares in the offering on terms and conditions no less favorable to holders of Preferred Shares than to any other shareholder selling in the offering.

17. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares and the Company’s register of members to bear the legend required by Section 12 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares containing such legend upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the appropriate Shares to bear the legend required by Section 12 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 17 shall not affect the validity or enforcement of this Agreement.

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18. Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

19. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

20. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

(i) if to an Investor, at the Investor’s address, as shown on Schedule A, Schedule B, Schedule C, Schedule D, and Schedule E hereto respectively, or at such other address as the Investors shall have furnished to the Company in writing;

(ii) if to an Ordinary Shareholder, at the Ordinary Shareholder’s address, as shown on Schedule F hereto, or at such other address as the Ordinary Shareholders shall have furnished to the Company in writing;

(iii) if to a Founder, at the Founder’s address, as shown on Schedule F hereto, or at such other address as the Founders shall have furnished to the Company in writing;

(iv) if to any other holder of any shares subject to this Agreement, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company; and

(v) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as the Company shall have furnished to the Shareholders.

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) business days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid. Notwithstanding anything to the contrary in this Agreement, notices sent to Investors (and their permitted assigns) shall only be delivered by internationally recognized express courier service pursuant to this paragraph.

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Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery or successful transmission record being generated by the sender’s machine.

21. Term. This Agreement shall terminate and be of no further force or effect on the earliest of immediately prior to the earlier of: (i) the effectiveness of the registration statement for the Company’s first firm commitment underwritten public offering registered under the Securities Act or pursuant to the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally-recognized securities exchange, and (ii) the closing of a Sale of Assets or an Acquisition Transaction.

22. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

23. Aggregation. All Shares of the Company held or acquired by an Affiliated Entity shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital shares.

24. Amendments and Waivers. With the written consent of the Company and the Purchasers representing not less than three-fourths (3/4) of the Preferred Shares then outstanding on an as-converted basis (including Ordinary Shares issued upon conversion of the Preferred Shares), the obligations of the Company, the Ordinary Shareholders, the Founders, and the Investors under this Agreement may be amended and any of its terms may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) and any amendments or waivers so approved shall be binding as to all parties. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Notwithstanding anything to the contrary in this Section 24 no waiver or amendment which would have the effect of altering the rights and obligations of the Ordinary Shareholders and/or the Founders in relation to the rights and obligations of the Investors shall be effective against the Ordinary Shareholders and/or the Founders without the consent of holders of a majority of the then outstanding Ordinary Shares. If an amendment or waiver affects any Founder, Ordinary Shareholder or Investor in a manner that is different from the effect thereof on all other Founders, Ordinary Shareholders or Investors, or imposes any material obligation or liability on a Founder, Ordinary Shareholder or Investor beyond that already imposed on such Founder, Ordinary Shareholder or Investor hereunder prior to such amendment or waiver, then the written consent of such Founder, Ordinary Shareholder or Investor shall be required in order for such amendment or waiver to be effective and binding. Upon the effectuation of each such waiver, consent, agreement, amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Preferred Shares and Ordinary Shares who have not previously consented thereto in writing.

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25. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law otherwise affording to any party, shall be cumulative and not alternative.

26. Share Splits, Share Dividends, etc. All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any share split, share dividend or other change in the capital stock which may be made by the Company after the Closing. In the event of any issuance of any shares of capital stock or other securities of the Company issued on, or in exchange for, any of the Shares by reason of a share split, share dividend, recapitalization, reorganization, or the like, such shares or securities shall be deemed to be Shares for purposes of this Agreement and shall be endorsed with the legend set forth above.

27. Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

28. Successors. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators and executors.

29. Governing Law and Dispute Settlement. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed within New York without regard to principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the date of this Agreement (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator is qualified to practise New York law. The arbitration shall be conducted in English. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

13

30. Entire Agreement. This Agreement, the Series E Purchase Agreement, and the Shareholders’ Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

32. Exercise of JAFCO Rights. Notwithstanding any provision to the contrary, any rights of JAFCO Asia Technology Fund III (“JAFCO”) under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd. (“JIAP”) or any other fund manager of JAFCO or their nominees (“JAFCO Manager”), unless JAFCO has (a) given notice to the other parties that any such rights cannot be exercised by JIAP or a JAFCO Manager; and (b) not given notice to the other parties that such notice which is given under this Section 32 has been revoked.

33. Amendment and Restatement of Prior Voting Agreement. Each of the Prior Voting Agreement is hereby amended and superseded in its entirety and restated in this Agreement. Such amendment and restatement is effective upon execution of this Agreement by each of the parties to the Prior Voting Agreements. Upon such execution, all provisions of, rights granted and covenants made in each of the Prior Voting Agreements are hereby waived, released and superseded in their entirety and shall have no further force and effect. This Agreement is effective upon the Closing.

34. Supremacy of this Agreement. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Amended Memorandum, as amended, the terms of this Agreement shall prevail as between the parties hereto only (with the exception of the Company), who hereby undertake to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to further amend the Amended Memorandum so as to eliminate such inconsistency to the largest extent as permitted by the applicable law.

35. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

[Remainder of Page Intentionally Left Blank]

14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STARCLOUD MEDIA CO., LIMITED

By:	/s/ WANG WEI
Name: WANG WEI
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WANG WEI

By:	/s/ WANG WEI
Name: WANG WEI

FIRST EASY GROUP LIMITED

By:	/s/ WANG WEI
Name: WANG WEI
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARC CHRISTIAEN VAN DER CHIJS

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
	Name:	MARC CHRISTIAEN VAN DER CHIJS

FAST ACTION MANAGEMENT LIMITED

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
	Name:	MARC CHRISTIAEN VAN DER CHIJS
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WANG ZHIQI

By:	/s/ WANG ZHIQI
Name: WANG ZHIQI

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CRESCENT PEAK LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT P.E. LTD.

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT PEAK II LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VENROCK ASSOCIATES V, L.P.
By:	its General Partner, Venrock Management V, LLC

VENROCK PARTNERS V, L.P.
By:	its General Partner, Venrock Partners Management V, LLC

VENROCK ENTREPRENEURS FUND V, L.P.
By:	its General Partner, VEF Management V, LLC

By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL CATALYST GROUP IV, L.P.
By:	General Catalyst Partners IV, L.P.,
its General Partner
By:	General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J Fitzgerald
	Name:	William J Fitzgerald
	Title:	Member & CFO

Address:

c/o General Catalyst Partners
20 University Road, Suite 450,
Cambridge, MA 02138 fax: (617) 234-7040

GC ENTREPRENEURS FUND IV, L.P.
By:	General Catalyst Partners IV, L.P.
its General Partner
By:	General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J Fitzgerald
	Name:	William J Fitzgerald
	Title:	Member & CFO

Address:

c/o General Catalyst Partners
20 University Road, Suite 450,
Cambridge, MA 02138 fax: (617) 234-7040

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GGV II DELAWARE L.L.C.
By:	Granite Global Ventures II L.P.,
its Member
By:	Granite Global Ventures II L.L.C,
its General Partner

By:	/s/ Hany Nada
Name: Hany Nada
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.
By:	IDG Technology Venture Investment III, LLC,
its General Partner

By:	/s/ Hugo Shong
	Name:	Hugo Shong
	Title:	Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.
By:	IDG Technology Venture Investment IV, LLC,
its General Partner

By:	/s/ Hugo Shong
	Name:	Hugo Shong
	Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CA-JAIC CHINA INTERNET FUND

By:	/s/ Tetsuya Tsuda
Name: Tetsuya Tsuda
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAFCO ASIA TECHNOLOGY FUND III

By:	/s/ Fumito Takashima
	Name:	Fumito Takashima
	Title:	Attorney

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAPITAL TODAY INVESTMENT IV LIMITED

By:	/s/ DENG Wenting
Name: DENG Wenting
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KTB CHINA OPTIMUM FUND

By:	/s/ Charlie Hong
	Name:	Charlie Hong
	Title:	Managing Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENNETT INVESTMENTS (MAURITIUS) PTE LTD

By:	/s/ JULIET TED
	Name:	JULIET TED
	Title:	AUTHORIZED SIGNATORY

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

SCHEDULE A

LIST OF SERIES A INVESTOR

Name and Address of Investor	Number of Series A Shares
IDG Technology Venture Investment III, L.P.	6,000,000

c/o IDG VC Management Limited Unit 1509, The Center 99 Queen’s Road Central, Hong Kong

Fax: (852) 2529-1619
Attention: Mr. Simon Ho

SCHEDULE B

LIST OF SERIES B INVESTORS

Name and Address of Investor	Number of Series B Shares
GGV II Delaware L.L.C.	4,666,670

c/o Granite Global Ventures 2429 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Tel: (650) 475-2150 Fax: (650) 475-2151

Attn: Stephen Hyndman

With a copy to:

Granite Global Ventures Unit 3503, K. Wah Center 1010 Huaihai Zhong Road Shanghai 200031, PRC

Attn: Helen Wong

Jafco Asia Technology Fund III	4,666,670

c/o JAFCO Investment (Asia Pacific) Ltd. 6 Battery Road #42-01 Singapore 049909
Fax: +65 6221 3690 Attn: The President

With a copy to:

JAFCO Investment (Hong Kong) Ltd

Shanghai Representative Office

Suite 42-021, 42/F, HSBC Tower,

1000 Lujiazui Ring Road

Pudong New Area,

Shanghai 200120, China

Attention: Chief Representative

Fax: +8621 6841 3800

Name and Address of Investor	Number of Series B Shares
IDG Technology Venture Investment III, L.P.	2,000,000

c/o IDG VC Management Limited Unit 1509, The Center 99 Queen’s Road Central, Hong Kong

Fax: (852) 2529-1619 Attention: Mr. Simon Ho

TOTAL	11,333,340

SCHEDULE C

LIST OF SERIES C INVESTORS

Name and Address of Investor	Number of Series C Shares
General Catalyst Group IV, L.P.	4,239,660

c/o General Catalyst Partners 20 University Road, Suite 450 Cambridge MA 02138, USA Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

GC Entrepreneurs Fund IV, L.P.	112,490

c/o General Catalyst Partners 20 University Road, Suite 450, Cambridge, MA 02138 Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

CAPITAL TODAY INVESTMENT IV LIMITED	4,352,150

Level 19, Two International Finance Centre 8 Finance Street, Central, Hong Kong Tel: (852) 2868-5526 Fax: (852)-31017913

GGV II Delaware L.L.C.	1,088,040

c/o Granite Global Ventures 2429 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Tel: (650) 475-2150 Fax: (650) 475-2151

Attn: Stephen Hyndman

With a copy to:

Granite Global Ventures

Name and Address of Investor	Number of Series C Shares
Unit 3503, K. Wah Center 1010 Huaihai Zhong Road Shanghai 200031, PRC

Attn: Helen Wong

Jafco Asia Technology Fund III	725,360

c/o JAFCO Investment (Asia Pacific) Ltd. 6 Battery Road #42-01 Singapore 049909 Fax: +65 6221 3690 Attn: The President

With a copy to:

JAFCO Investment (Hong Kong) Ltd

Shanghai Representative Office

Suite 42-021, 42/F, HSBC Tower,

1000 Lujiazui Ring Road

Pudong New Area,

Shanghai 200120, China

Attention: Chief Representative

Fax: +8621 6841 3800

IDG Technology Venture Investment III, L.P.	362,680

c/o IDG VC Management Limited Unit 1509, The Center 99 Queen’s Road Central, Hong Kong

Fax: (852) 2529-1619
Attention: Mr. Simon Ho

Name and Address of Investor	Number of Series C Shares
KTB China Optimum Fund	2,176,060

c/o KTB Optimum Fund
KTB Network Building
826-14
YeokSam-Dong, Kangnam District
Seoul, Korea

Fax:[ ]
Attention: Won Ho (Charlie), Hong

CA-JAIC China Internet Fund	725,360

Seiko Takebashi-Kyodo Building, 3-11
Kandanishiki-cho, Chiyoda-ku, Tokyo 101- 8570, Japan
Fax: +81-3-3259-8511

With a copy to
Japan Asia Investment Co., Ltd. Beijing branch
Room 1407, Tower 1, China Central Place,
81 Jianguo Road, Beijing 100025
Fax: +86 10 65989548
Attention Tetsuya Tsuda

TOTAL	13,781,800

SCHEDULE D

LIST OF SERIES D INVESTORS

Number of Series D
Name and Address of Purchasers	Shares
Crescent Peak Limited	11,446,013

Address:
One George Street, #15-04
Singapore 049145

Fax: (0065) 6223 5992
Attention: James Wong

Venrock Associates V, L.P.	3,442,579

Address:
2494 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Fax: +1 650-561- 9180
Attention: General Counsel

Venrock Partners V, L.P.	291,873

Address:
2494 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Fax: +1 650-561- 9180
Attention: General Counsel

Venrock Entrepreneurs Fund V, L.P.	80,885

Address:
2494 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Fax: +1 650-561- 9180
Attention: General Counsel

Number of Series D
Name and Address of Purchasers	Shares
General Catalyst Group IV, L.P.	1,858,361

c/o General Catalyst Partners
20 University Road, Suite 450 Cambridge
MA 02138, USA
Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

GC Entrepreneurs Fund IV, L.P.	49,307

c/o General Catalyst Partners
20 University Road, Suite 450,
Cambridge, MA 02138
Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

GGV II Delaware L.L.C.	3,052,271

c/o Granite Global Ventures
2429 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Tel: (650) 475-2150
Fax: (650) 475-2151

Attn: Stephen Hyndman

With a copy to:

Granite Global Ventures
Unit 3503, K. Wah Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

Attn: Helen Wong

Number of Series D
Name and Address of Purchasers	Shares
IDG Technology Venture Investment IV, L.P.	1,144,601

c/o IDG VC Management Limited
Unit 1509, The Center
99 Queen’s Road
Central, Hong Kong

Fax: (852) 2529-1619
Attention: Mr. Simon Ho

CA-JAIC China Internet Fund	305,227

Seiko Takebashi-Kyodo Building, 3-11
Kandanishiki-cho, Chiyoda-ku, Tokyo 101-8570, Japan Fax: +81-3-3259-8511

With a copy to
Japan Asia Investment Co., Ltd. Beijing branch Room 1407, Tower 1, China Central Place, 81 Jianguo Road, Beijing 100025
Fax: +86 10 65989548
Attention Tetsuya Tsuda

TOTAL:	21,671,117

SCHEDULE E

LIST OF SERIES E INVESTORS

Name and Address of Purchasers	Number of Series E Shares
Crescent Peak II Limited	1,846,177

Address:
One Temasek Avenue, #20-01 Millenia
Tower, Singapore 039192

Fax No.: +(65)-6223-5992
Attention: James Wong/David Hand

Venrock Partners V, L.P.	22,597
Address:
2494 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Fax: +1 650-561- 9180
Attention: General Counsel

Venrock Associates V, L.P.	266,529
Address:
2494 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Fax: +1 650-561- 9180
Attention: General Counsel

Venrock Entrepreneurs Fund V, L.P.	6,262
Address:
2494 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Fax: +1 650-561- 9180
Attention: General Counsel

General Catalyst Group IV, L.P.	791,322

Name and Address of Purchasers	Number of Series E Shares
c/o General Catalyst Partners
20 University Road, Suite 450
Cambridge
MA 02138, USA
Attn: William Fitzgerald, CFO &
Managing Director

Fax: +1 617-234-7040

GC Entrepreneurs Fund IV, L.P.	20,996

c/o General Catalyst Partners
20 University Road, Suite 450,
Cambridge, MA 02138
Attn: William Fitzgerald, CFO &
Managing Director

Fax: +1 617-234-7040
GGV II Delaware L.L.C.	1,846,177

c/o Granite Global Ventures
2494 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Tel: (650) 475-2150
Fax: (650) 475-2151

Attn: Stephen Hyndman

With a copy to:

Granite Global Ventures
Unit 3701, K. Wah Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

Attn: Helen Wong

Name and Address of Purchasers	Number of Series E Shares
IDG Technology Venture Investment IV, L.P.	738,471
c/o IDG VC Management Limited
Unit 1509, The Center
99 Queen’s Road
Central, Hong Kong

Fax: (852) 2529-1619
Attention: Mr. Simon Ho

Sennett Investments (Mauritius) Pte Ltd	12,923,236

60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891

c/o IMM, Les Cascades Building
Edith Cavell Street
Port Louis, Mauritius

Contact Person: Lau Teck Sien
Telephone: +86 10 5930 4917
Fax No.: +86 10 5930 4901
E-mail: tecksien@temasek.com.sg

TOTAL:	18,461,767

SCHEDULE F

LIST OF ORDINARY SHAREHOLDERS AND FOUNDERS

A.	Ordinary Shareholders

Name and Address of Ordinary Shareholders	Number of Ordinary Shares
FIRST EASY GROUP LIMITED	11,300,000

FAST ACTION MANAGEMENT LIMITED	700,000

B.	Founders

Name and Address of Founders
Wang Wei

Gate 6, No.1305, South SuZhou
Road, Shanghai, PRC
Wang Zhiqi

Apt. 3702, Building 4, Lane 168
HongQiao Road, Shanghai, PRC
Marc Christiaen van der Chijs

Apt. 3702, Building 4, Lane 168
HongQiao Road, Shanghai, PRC

Schedule A	List of Series A Investor
Schedule B	List of Series B Investors
Schedule C	List of Series C Investors
Schedule D	List of Series D Investors
Schedule E	List of Series E Investors
Schedule F	List of Ordinary Shareholders and Founders